UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C.  20549

                        FORM 8-K

                     CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the
             Securities Exchange Act of 1934

                     January 9, 2004
       Date of Report (Date of earliest event reported)


             CRAFTY ADMIRAL ENTERPRISES, LTD.
    (Exact name of registrant as specified in its charter)


       NEVADA             0-49725           88-0455809
    ----------------  ----------------   -----------------
    (State or other   (Commission File   (IRS Employer
    jurisdiction of      Number)        Identification No.)
    incorporation)


      1608 Yew Street #403
     Vancouver, B.C. Canada                  V6K 3B7
----------------------------------------   ----------
(Address of principal executive offices)   (Zip Code)

                   604-612-4847
   --------------------------------------------------
   Registrant's telephone number, including area code


                       None
------------------------------------------------------------
(Former name or former address, if changed since last report)



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Item 5.  Other Events

On January 4, 2004, at a duly noticed meeting, the Stockholders of Registrant, representing a majority (64%) of the issued and outstanding common Stock of Registrant, approved the following proposed resolutions:

(1) to increase the current authorized capital of Registrant from 25,000,000 to 50,000,000 shares of Common Stock, with the par value to remain at $.001 per share; and

(2) to effect a forward split of the issued and outstanding common stock of Registrant on the basis of 3:1, with the par value to remain at $.001 per share. The effective date of the forward split shall be January 20, 2004. The forward split is a mandatory exchange and new certificates will be issued upon surrender of exisiting certificates by stockholders in the normal course of business. The new share amounts will be reflected as a book entry on the records of the stock transfer agent. A new Cusip number was obtained on January 9, 2004 and Nasdaq was given the required 10-day notice. In addition, Amended Articles of Incorporation were filed with the Nevada Secretary of State to reflect the increase in the authorized capital (Article IV).

                       SIGNATURES
                       ----------
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CRAFTY ADMIRAL ENTERPRISES, LTD.

Date: January 9, 2004       By: /s/ Lawrence Siccia
                            ----------------------------------
                            Lawrence Siccia, President,
                            Chief Executive Officer and
                            Chairman of the Board of Directors















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